UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant   _

Check the appropriate box:  Preliminary Proxy Statement

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X   Definitive Proxy Statement

_    Definitive Additional Materials

_    Soliciting Material Pursuant to §240.14a-12

Cagle’s, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X   No fee required.

_     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Date Filed:

CAGLE’S, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

JULY 11, 2008

TO THE HOLDERS OF CLASS A COMMON STOCK:

Notice is hereby given that the Annual Meeting of Shareholders of Cagle’s, Inc. (the “Company”), will be held at the Company’s offices located at 2000 Hills Avenue, Atlanta, Georgia on the 11th day of July, 2008, at 11:00 A.M. Eastern Daylight Time, for the following purposes:

  (1)

To fix the number of members of the Board of Directors at eight (8), and to elect the members thereof; and

  (2)

To ratify the appointment of Moore Stephens Frost, PLC as the independent registered public accounting firm for the fiscal year ending March 28, 2009;

  (3)

To vote on a proposal submitted by a shareholder if properly presented at the meeting; and

  (4)

To transact any other business that may properly come before the meeting or any adjournments thereof; all as set forth in the Proxy Statement accompanying this notice.

  Only holders of record of Class A Common Stock on May 23, 2008 will be entitled to vote at the meeting. The transfer books will not be closed.

By order of the Board of Directors.

George L. Pitts, Secretary

Atlanta, Georgia

June 11, 2008

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

CAGLE’S, INC.

2000 HILLS AVENUE, N.W., ATLANTA, GEORGIA 30318

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 11, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on July 11, 2008.

The proxy statement and annual report to shareholders are available at www.cagles.net.

  The Annual Meeting of Shareholders of Cagle’s, Inc. (the “Company”), will be held at the Company’s offices located at 2000 Hills Avenue, Atlanta, Georgia on the 11th day of July, 2008, at 11:00 A.M. Eastern Daylight Time.  If you wish to attend in person and need directions to the meeting, please call the Company at 404-355-2820.

  The enclosed proxy is solicited by the Board of Directors of Cagle’s, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on July 11, 2008, and at any adjournment thereof, and is revocable by written notice to the Secretary of the Company at any time before its exercise. Unless revoked, proxies in the form enclosed, properly executed and received by the Secretary of the Company prior to the Annual Meeting, will be voted at the meeting as specified by the shareholder in the proxy, or, except with respect to broker non-votes, if no specification is made in the proxy, the persons designated as proxies shall vote FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Moore Stephens Frost, PLC as independent accountants, AGAINST the shareholder proposal, and according to their discretion upon all other matters which may properly come before the meeting. Broker non-votes will not be included in vote totals and will have no affect on the outcome of the vote. Abstentions will not be counted either as a vote FOR or a vote AGAINST a proposal and will have no affect on the outcome of the vote.

  An annual report to the shareholders, including financial statements for the year ended March 29, 2008, is enclosed herewith. The approximate date of mailing this proxy statement and the form of proxy is June 11, 2008. On May 23, 2008, the Company had outstanding and entitled to vote at the Annual Meeting 4,664,198 shares of Class A Common Stock. With regard to any matter to be considered, each share of Class A Common Stock is entitled to one vote. If a quorum is present, directors will be elected by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy. A quorum consists of shareholders owning 50% of the Class A Common Stock plus one share. Only shareholders of record on May 23, 2008 are entitled to vote at the meeting.

  Item (1): Election of Directors.  Unless otherwise indicated on the proxy, the enclosed proxy will be voted to fix the number of members of the Board of Directors at eight (8) and elect the eight (8) nominees named in the proxy. Each director shall hold office until the annual meeting of shareholders held next after his or her election and until a qualified successor shall be duly elected and qualified. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select. All of the nominees are presently directors, whose terms of office will expire at the Annual Meeting.

  The Board of Directors recommends a vote FOR all nominees.

  Item (2): Ratification of selection of accountants.  The audit committee has appointed Moore Stephens Frost, PLC as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending March 28, 2009.

Stockholders are being asked to ratify the selection of Moore Stephens Frost, PLC as the Company’s independent registered public accounting firm.  Although ratification is not required by the Company’s bylaws or otherwise, the board of directors is submitting the selection of Moore Stephens Frost, PLC to stockholders for ratification as a matter of good corporate practice.  If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

  The Board of Directors recommends a vote FOR the ratification of the appointment of Moore Stephens Frost, PLC as independent accountants.

  Item (3): Shareholder proposal.  People for the Ethical Treatment of Animals, 501 Front Street, Norfolk, Virginia 23510, owner of 465 shares of Common Stock, submitted the following proposal:

  RESOLVED that, to advance both Cagle’s financial interests and the welfare of its birds, shareholders encourage the board to phase in controlled-atmosphere killing (CAK).

Supporting Statement

  Cagle’s current slaughter method is cruel and inefficient:

  Cagle’s uses electric immobilization in all its slaughterhouses.  This involves shackling live birds, shocking them with electrified water, slitting their throats, and removing their feathers in tanks of scalding-hot water.

  Birds suffer broken bones, bruising, and hemorrhaging during the shackling process, which lowers product quality and yield.  They also peck and scratch at each other, which increases carcass contamination.

  Because the current in the “stun” bath is kept too low to effectively render birds unconscious, they are merely paralyzed by it and have their throats slit while they are still able to feel pain.

  Birds are often scalded to death in defeathering tanks.  When this happens, they defecate in the tanks, further decreasing yield and increasing contamination of the next birds to enter the tank.

  Frenzied birds flap at workers, kick them, and vomit and defecate on them, leading to increase worker injuries and illness and overall poor ergonomics.

  CAK is better for the birds’ welfare and is more efficient:

  With CAK, birds are placed in chambers while they are still in their transport crates, where their oxygen is replaced with inert gasses, efficiently and gently putting them “to sleep.”

  Every published report on CAK concludes that it is superior to electric immobilization with regard to animal welfare, as do numerous meat-industry scientific advisors like Drs. Temple Grandin, Mohan Raj, and Ian Duncan.

  Because there is no live shackling or live scalding, product quality and yield (and animal welfare) are greatly improved and contamination is drastically decreased.  The manager of a CAK turkey plant in Ohio told Poultry

USA that since switching to CAK, his company is “starting to quantify the improvements in yield and labor, [and] see the benefits in wings, wing meat, and breast meat.”

  Because workers only handle birds once they are dead, ergonomics are improved, injury and illness rates are decreased, and the opportunities for workers to abuse live birds are eliminated.  The turnover at a Nebraska poultry plant dropped by 75 percent after it installed CAK.  “Before, every week there was a new person.  Now, it’s one of the nicer jobs in the plant,” said the owner.

Many poultry retailers are moving toward CAK:

  Burger King has a purchasing preference for chickens killed by CAK.

  Wendy’s, Carl’s Jr., and Hardee’s are now giving consideration to producers that use CAK.

  Safeway has begun purchasing some birds killed by CAK.

Statement Against Shareholder Proposal

  Cagle’s, Inc. has a long-standing commitment to the humane treatment of animals.  The Company does its best to comply with all government regulations pertaining to the humane treatment of animals and maintains a program of animal welfare that is designed to eliminate unnecessary harm and suffering for animals in the day-to-day operation of our production processes.  The Company also supports and has implemented the guidelines for animal welfare issued by the National Chicken Council and National Turkey Federation with the intent to promote the humane treatment and well-being of poultry through the production process.  Employees who violate the Company’s animal welfare policy and associated procedures are subject to disciplinary action, up to and including termination of employment.

  The Company continually reviews and assesses its business processes, not only to improve the quality of its products and enhance shareholder value, but also to improve animal welfare. As part of these efforts, the Company has evaluated, and continues to evaluate, CAK.  At this point the Company believes that the research on CAK is incomplete and inconclusive as to whether it is a better and more humane method than conventional methods.

  The Company works hard to be a good corporate citizen and believes in good animal handling practices.  Its policies are designed to help to achieve the humane treatment of animals, not only because it is the right thing to do, but because it also helps assure high quality, healthful products for consumers.  The Company believes that the proposed resolution is premature based upon the current state of research and industry standards.

  Accordingly, the Board of Directors recommends that the shareholders vote AGAINST this Shareholder Proposal.

DIRECTORS AND EXECUTIVE OFFICERS

  The following persons are presently directors of the Company and have been nominated to stand for reelection:

  J. Douglas Cagle, 78, has been a director of the Company since 1953, and has been Chief Executive Officer of the Company since 1970 and Chairman of the Board of the Company since July 1993. Mr. Cagle served as President of the Company from 1970 to July 1993, and was reelected to the position in July 2004. He is expected to be reelected to the offices of President, Chief Executive Officer and Chairman of the Board when his one year term expires at the next annual meeting of the Board, which is scheduled for July 11, 2008, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the father of George Douglas Cagle and James David Cagle, who are also directors of the Company.

  George Douglas Cagle, 55, has been a director of the Company since July 1976. Mr. Cagle was Vice President-New Product Development from July 1993 to July 2004, at which time he was elected Vice-President, an office to which he is expected to be reelected at the next annual meeting of the Board, which is scheduled for July 11, 2008, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of James David Cagle, who are also directors of the Company.

  James David Cagle, 54, has been a director since July 1987. Mr. Cagle was Vice President-New Product Sales from July 1993 to July 2004, at which time he was elected Vice-President, an office to which he is expected to be reelected at the next annual meeting of the Board, which is scheduled for July 11, 2008, immediately following the Annual Meeting of Shareholders. Mr. Cagle is the son of J. Douglas Cagle and the brother of George Douglas Cagle, who are also directors of the Company.

  Mark M. Ham IV, 53, has been a director since July 1993. Mr. Ham has been Executive Vice President and Chief Financial Officer of the Company since May 2004, offices to which he is expected to be reelected at the next annual meeting of the Board. Mr. Ham was Assistant Secretary of the Company from July 1987 to May 2004 and was Vice President-Information Systems from July 1993 to May 2004.

  Candace Chapman, 52, has been a director since July 1993. Ms. Chapman has been Director of Marketing for Real Estate Management Services, LLC since August, 2007.  Prior to that time she had been a principal of C2 & Associates, Ltd., an investment marketing firm and served in this capacity from March 1996 to June 1999 as well. Ms. Chapman was a partner and the Director of Marketing and Client Services of New Amsterdam Partners LLC, an investment management firm, from June 1999 to February 2001. Prior to forming C2 & Associates, Ltd., Ms. Chapman had been a Consultant/ Director of Marketing at Wyatt Investment Consulting, Inc. since October 1994. Ms. Chapman is a Certified Public Accountant.

  G. Bland Byrne III, 56, has been a director since July 1995. Mr. Byrne is a principal in the law firm of Byrne, Davis & Hicks, P.C. Mr. Byrne previously was a partner in the law firm of Swift, Currie, McGhee & Hiers, from January 1984 to April 1994.

  Panos J. Kanes, 55, has been a director since June 2001. Mr. Kanes is a member of the law firm of Kanes and Benator, Attorneys At Law, LLC, and has practiced law with the firm since 1977. He is also a member of the accounting firm of Kanes, Benator & Company, LLC and has practiced as a CPA with that firm since becoming licensed in 1979.

  Edward J. Rutkowski, 65, has been a director since July 2004.  Mr. Rutkowski has been Managing Director of
I-Assurance, which represents commercial property and casualty and insurance benefits brokers in the Southeast, since 2007.  Since 2001 Mr. Rutkowski has been President and CEO of DatabaseGeorgia, Inc., a marketing and finance consulting company. From 1997 through 2001, Mr. Rutkowski was Founder and Managing Director of M2Direct, an internet and web enabled and direct marketing consortium of companies.  Prior to that, he was a Senior Corporate Banker with both CitiCorp and Bank of America.

  The foregoing list of nominees includes several persons who also may be considered executive officers of the Company: namely, J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Mark M. Ham IV.

  In addition, the following individuals are expected to be reelected as executive officers immediately following the Annual Meeting:

  George L. Pitts III, 60, has been Secretary of the Company since July 1993, Treasurer since July 2004 and Vice President of Accounting since July 2005, offices to which he is expected to be reelected at the next annual meeting of the Board. Mr. Pitts has been employed in the corporate accounting department of the Company since 1974, holding the position of Corporate Accounting Manager.

  Alvin B. Harp, 64, has been Vice President-Live Operations since May 2002, an office to which he is expected to be reelected at the next annual meeting of the Board. Prior to commencing employment with the Company in May 2002, Mr. Harp had been a live production manager for ConAgra Foods and its predecessor, Seaboard Farms, since 1984.

  Rory M. Morris, 55, has been Vice President-Processing since February 2007, an office to which he is expected to be reelected at the next annual meeting of the Board.  Mr. Morris had been Director of Processing for Gold Kist Inc. since March 2002.

  TroyDale Tolbert, 50, has been Vice President-Sales and Marketing since February 2007, an office to which he is expected to be reelected at the next annual meeting of the Board.  Mr. Tolbert has been employed in the corporate sales department of the Company since 2000.

EXECUTIVE COMPENSATION

  The following table sets forth information with respect to annual and long-term compensation for services in all capacities paid in the Company’s fiscal year ended March 29, 2008, and its two prior fiscal years, paid to the chief executive officer, chief financial officer, and the three most highly compensated officers.

Summary Compensation Table
Name and Principal Position Current Executives	Fiscal Year	Salary	Fees paid in cash 1	Non-equity incentive Plan compensation 2	All Other Compen- sation 3		Total

J. Douglas Cagle	2008	344,133	18,000	-0-	54,406	4	416,539
Chairman of the Board,	2007	328,376	15,000	-0-	31,722	4	375,098
President & Chief	2006	327,746	15,000	-0-	38,579	4	381,325
Executive Officer

Mark M. Ham	2008	226,044	18,000	-0-	17,430		261,474
Executive Vice	2007	215,694	15,000	-0-	16,453		247,147
President & Chief	2006	209,260	15,000	-0-	22,583		246,843
Financial Officer

J. David Cagle	2008	142,000	18,000	20,660	51,871		232,531
Vice President-	2007	137,654	15,000	-0-	9,169		161,823
New Product Sales	2006	96,273	15,000	-0-	14,970		126,243

Alvin B. Harp	2008	190,251	-0-	-0-	8,012		198,263
Vice President–	2007	184,923	-0-	-0-	7,782		192,705
Live Operations	2006	179,545	-0-	-0-	11,090		190,635

Troy Dale Tolbert	2008	165,000	-0-	-0-	17,962		182,962
Vice President of Sales	2007	159,575	-0-	54,000	4,209		217,784
and Marketing	2006	138,376	-0-	-0-	4,177		142,553

With regard to any named executive officer who is also a director of the Company, the amounts shown in this column are the amount of the annual director’s fee paid to such person, as reported on Page 5 hereof. For the most recent fiscal year, there were six (6) directors’ meetings, resulting in a director’s fee of $18,000 for each executive officer listed above who is (or was) also a director. For fiscal 2007 and 2006, there were five (5) directors’ meetings, resulting in a director’s fee of $15,000 each year, for each executive officer listed above who is (or was) also a director.

The amounts in this column for Mr. Tolbert in 2007, and for Mr. David Cagle in 2008, represent sales commissions earned.  The programs providing for these commissions no longer exist.

3

This column includes contributions or payments to, or for the account of, the named individuals pursuant to the Company’s Cash or Deferred Profit-Sharing Plan (the “401(k) Plan”) and the Company’s medical reimbursement plan. The medical reimbursement plan covers officers. Medical expenses of the covered individuals and their dependents which are not otherwise covered by insurance are paid under this plan upon the filing of a proof of claim by the covered individual with the Company’s insurance carrier. This column also includes the cost of Company-paid life insurance and the value of personal use of Company cars.

4

These amounts include $13,025 for 2006, $15,174 for 2007 and $23,110 for 2008, of imputed income on the premiums paid with respect to split dollar life insurance policies (described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION hereafter), which is considered income for purposes of taxation.

  The following table sets forth the directors’ compensation for the Company’s last fiscal year:

DIRECTORS COMPENSATION

	Fees Paid in Cash During
Name	Last Fiscal Year	Total

J. Douglas Cagle	$18,000	$18,000
G. Douglas Cagle	$18,000	$18,000
James David Cagle	$18,000	$18,000
Mark M. Ham	$18,000	$18,000
Candace Chapman	$60,000	$60,000
G. Bland Byrne III	$24,000	$24,000
Panos J. Kanes	$60,000	$60,000
Edward J. Rutkowski	$60,000	$60,000

COMPENSATION DISCUSSION AND ANALYSIS

  The Company is a Controlled Company as set forth in the American Stock Exchange’s listing requirements. The Company does not have a standing compensation committee. The entire Board reviews and approves the compensation of the Chief Executive Officer, and the Chief Executive Officer determines the compensation of the remaining executive officers of the Company and its wholly owned subsidiary.  In the past, the Board has reviewed compensation only when the Chief Executive Officer’s salary was changed, but the Board now plans to review the Chief Executive Officer’s compensation and performance, including performance in setting compensation for other executive officers, on an annual basis.  The following members of the Board of Directors were also executive officers of the Company and its subsidiary during the last fiscal year: J. Douglas Cagle, Mark M. Ham IV, George Douglas Cagle and James David Cagle.

Compensation Objectives

  The primary objective of the Company’s executive compensation program is to provide compensation that is designed to attract, motivate and retain executive officers of outstanding ability and potential and align the interests of executive officers with the interests of the Company’s shareholders. The compensation program aims to provide incentives for superior performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance.

Components of Executive Compensation

  The Company places a greater percentage of executives’ and senior managers’ compensation at risk than that of non-executives and non-senior managers by tying executives’ and senior managers’ compensation directly to the performance of the Company.  Accordingly, executive and senior management compensation consists primarily of an annual salary and annual bonuses linked to the performance of the company.

  Base Salaries. The current base salaries for the Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers are set forth in the summary compensation table presented previously.  Adjustments to base salary are based upon the executive officer’s past performance, expected future contributions, scope and nature of responsibilities (including changes in responsibilities) and competitive compensation data relating to such executive officer’s position.

  Annual Bonus Plan.  The Company’s annual bonus plan provides for annual incentive awards to executive officers upon the Company’s attainment of pre-set annual financial objectives.  The amount of the annual award to each executive is based upon the Company’s after tax return on shareholder equity for the fiscal year. Such return is calculated before the accrual of any bonus payable pursuant to the plan. Pursuant to the plan, each participant receives a bonus in an amount equal to: fifty percent (50%) of such participant’s base salary for a return on shareholders equity of 20% or more, thirty percent (30%) of base salary for a return of 15% to 19.99%, twenty percent (20%) of base salary for a return of 10% to 14.99%, with no bonus payable if the return is less than 10%.  No bonuses under the annual bonus plan were awarded for fiscal 2006, 2007 or 2008.

  Other Compensation and Benefits.  The Company maintains a tax-qualified defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986. Each participant in the plan may elect to defer, in the form of contributions to the plan, up to 60% of compensation that would otherwise be paid to the participant in the applicable year, which percentage may be increased or decreased by the administrative committee of the plan, but is otherwise not to exceed the statutorily prescribed annual limit.  The Company makes a 50% matching contribution with respect to each participant’s elective contributions, up to four percent of such participant’s eligible compensation.  Matching contributions become fully vested after five years of employment with the company.  Officers participate in the Company’s health insurance and life insurance plans, and in addition, the Company maintains a medical reimbursement plan through its insurance company for officers and their dependents which covers medical expenses not otherwise covered by the Company’s insurance.  Officers also drive Company cars and benefit to the extent of their personal, non-business use of the vehicles. The Chief Executive Officer also benefits from split dollar life insurance held by two trusts, as described in a footnote to the Summary Compensation Table above and in the section entitled COMPENSATION COMMITTEEE INTERLOCKS AND INSIDER PARTICIPATION below.

OWNERSHIP OF VOTING SHARES BY OFFICERS, DIRECTORS AND OTHERS

  The following table sets forth the stock ownership in the Company, as of May 23, 2008, of each director and nominee for director and of each executive officer named in the Summary Compensation Table on Page 7 hereof.

	Amount and Nature of		Percent of
	Beneficial Ownership of		Class A
Name	Class A Common Stock 1		Common Stock
J. Douglas Cagle	2,082,355	2	44.65%
George Douglas Cagle	456,714	3	9.79%
James David Cagle	438,145	4	9.39%
Mark M. Ham IV	4,100		*
Candace Chapman	3,000		*
G. Bland Byrne III	2,000		*
Panos J. Kanes	1,000		*
Edward J. Rutkowski	0		*
George Pitts	0		*
Alvin B. Harp	500		*
Rory M. Morris	0		*
Dale Tolbert	0		*
All directors, nominees and executive officers as
a group (11) persons	2,987,814		64.06%

*Less than 1% of issued and outstanding shares of Class A Common Stock of the Company.

1

Of the shares shown in this column, management knows of no shares that are pledged as security and no shares with respect to which such listed beneficial owners have the right to acquire beneficial ownership as specified in regulations of the Securities and Exchange Commission.

2

This amount includes 100 shares held indirectly by Mr. Cagle through a limited liability company (the “LLC”) of which Mr. Cagle is an owner and 938,375 shares owned by Mr. Cagle as trustee of a trust established under the will of his father. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his sons, George Douglas Cagle and James David Cagle, the other managers of the LLC.

3

This amount includes the following shares held indirectly by Mr. Cagle: (a) 100 shares owned by the LLC, of which Mr. Cagle is an owner, and (b) 120,498 shares owned by the LLC as custodian for Mr. Cagle’s children. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, James David Cagle, the other managers of the LLC.

4

This amount includes the following shares held indirectly by Mr. Cagle: (a) 100 shares owned by the LLC, of which Mr. Cagle is an owner, and (b) 130,331 shares owned by the LLC as custodian for Mr. Cagle’s children. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, George Douglas Cagle, the other managers of the LLC.

  The following table sets forth each person known to management to be the beneficial owner of more than five percent of the voting securities of the Company as of May 23, 2008:

Name and Address of	Title of	Amount and Nature		Percent of
Beneficial Owner	Class	of Beneficial Ownership1		Class
J. Douglas Cagle	Class A
2000 Hills Avenue, N.W.	Common Stock	2,082,355	[2]	44.65%
Atlanta, Georgia 30318

George Douglas Cagle	Class A
2000 Hills Avenue, N.W.	Common Stock	456,714	[3]	9.79%
Atlanta, Georgia 30318

James David Cagle	Class A
2000 Hills Avenue, N.W.	Common Stock	438,145	[4]	9.39%
Atlanta, Georgia 30318

FMR Corp. Class A	Class A
82 Devonshire Street	Common Stock	326,792	[5]	7.01%
Boston, Massachusetts 02109

Advisory Research Inc.	Class A
180 North Stetson St., Suite 5500	Common Stock	316,649	[6]	6.79%
Chicago, IL 60601

Cagle Family Holdings, LLC	Class A
2000 Hills Avenue, N.W.	Common Stock	252,729	[7]	5.42%
Atlanta, Georgia 30318

Wynnefield Partners	Class A
Wynnefield Partners I	Common Stock	237,400	[8]	5.09%
Wynnefield Offshore
450 Seventh Avenue, Suite 509
New York, New York 10123

1

Of the shares shown in this column, management knows of no shares with respect to which such listed beneficial owners have the right to acquire beneficial ownership as specified in regulations of the Securities and Exchange Commission.

2

This amount includes 100 shares held indirectly by Mr. Cagle through Cagle Family Holdings, LLC (the “LLC”) and 938,375 shares owned by Mr. Cagle as trustee of a trust established under the will of his father. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his sons, George Douglas Cagle and James David Cagle, the other managers of the LLC.

3

This amount includes the following shares held indirectly by Mr. Cagle: (a) 100 shares owned by the LLC, and (b) 120,498 shares owned by the LLC as custodian for Mr. Cagle’s children. As a manager of the LLC, Mr. Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, James David Cagle, the other managers of the LLC.

This amount includes the following shares held indirectly by Mr. Cagle: (a) 100 shares owned by the LLC, and
(b) 130,331 shares owned by the LLC as custodian for Mr. Cagle’s children. As a manager of the LLC, Mr.

Cagle shares the power to vote and dispose of the shares held by the LLC with his father, J. Douglas Cagle, and brother, George Douglas Cagle, the other managers of the LLC.

FMR Corp. (“FMR”) is the beneficial owner of 326,792 shares as of February 13, 2008, all of which are held by Fidelity Low Priced Stock Fund, a registered investment company, of which Fidelity Management & Research Company, a wholly owned subsidiary of FMR, serves as investment advisor.

6

Advisory Research Inc. is the beneficial owner of 316,649 shares as of February 13, 2008. Advisory Research, Inc. is a Chicago based money management firm.

7

Cagle Family Holdings, LLC is managed by J. Douglas Cagle, George Douglas Cagle, and James David Cagle, who share the power to vote the shares held by the LLC. As shown below, certain shares owned by the LLC are included in the beneficial ownership calculations in the above table for J. Douglas Cagle, George Douglas Cagle and James Douglas Cagle. 100 shares are owned by the LLC for the benefit of J. Douglas Cagle and are included in his beneficial ownership calculations. See note 2 above. 100 shares are owned by the LLC for the benefit of George Douglas Cagle and 120,498 shares are owned by the LLC for the benefit of George Douglas Cagle as custodian for his children. These shares are included in the beneficial ownership calculations for George Douglas Cagle. See note 3 above. 100 shares are owned by the LLC for the benefit of James David Cagle and 130,331 shares are owned by the LLC for the benefit of James David Cagle as custodian for his children. These shares are included in the beneficial ownership calculations for James David Cagle. See note 4 above.

8

As of March 13, 2008, each of the three named entities, which are affiliated, separately owned a portion of the shares listed in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission (“SEC”) regulations, the Company’s directors, certain officers, and greater than ten percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange and to furnish the Company with copies of all such reports they file. Based solely on its review of such reports from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and ten percent shareholders were satisfied during the Company’s last fiscal year.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

AND COMPENSATION OF DIRECTORS

  The Board of Directors established an Audit Committee in February 1981. This committee reviews the work of the Company’s independent public accountants, management, and internal accounting staff to ensure that each is properly discharging its responsibilities in the area of financial control and reporting. The members of the Audit Committee are Candace Chapman, Chair,  Panos J. Kanes, and Edward J. Rutkowski. The Audit Committee Financial Expert is Panos J. Kanes. Candace Chapman, Panos J. Kanes, and Edward J. Rutkowski are independent directors of the Company and as such have received no consulting, advisory, or other compensatory fees from the Company (other than their director’s fee). The Board has adopted a charter for the Audit Committee which is included as an Appendix “A” to this Proxy Statement.

  The Company is a Controlled Company as set forth in the American Stock Exchange’s listing requirements. The Company is a Controlled Company because, as shown in the preceding table listing beneficial owners of more than 5% of the Company’s shares, the group consisting of J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Cagle Family Holdings, LLC (of which J. Douglas Cagle, George Douglas Cagle, and James David Cagle share the voting power to dispose of the shares controlled by the LLC) control in the aggregate greater than 50% of the Company’s shares. Because it is a Controlled Company, the Company does not have nominating or compensation committees of the Board of Directors. The Company, with the consent of the Board of Directors, does not deem it necessary to have a nominating or compensation committee. Directors are nominated by J. Douglas Cagle and the nominations are approved by the entire Board. During the last fiscal year, there were six meetings of the Board of Directors and the Audit Committee met five times. During the last fiscal year, each of the incumbent directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of the Audit Committee held during any period during which he or she was a director or member of the Audit Committee, respectively. The Company does not have a policy regarding attendance at the annual meeting of the Board. Each member of the Board of Directors attended last year’s annual meeting of the Board.

  During the Company’s last fiscal year, there were six meetings of the Board of Directors and each director who was not also an officer or full time employee of the Company received an annual director’s fee in the amount of $24,000. Directors who served on the Special Committee established to evaluate a buyout proposal which was eventually withdrawn also received an additional $36,000. Directors who were officers and/or full time employees of the Company received an annual director’s fee of $18,000.

REPORT OF THE AUDIT COMMITTEE

  The Audit Committee reviewed with management and the Company’s independent auditors overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company’s internal controls, the quality of the Company’s financial reporting, and the audited financial statements. The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received from the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees). The Committee also engaged in substantive discussions with the auditors regarding their independence from the Company. In performing all of these functions, the Audit Committee acts only in an oversight capacity, and, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions and on the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 29, 2008, for filing with the Securities and Exchange Commission.

  The Board of Directors has adopted a resolution requiring the Company’s Audit Committee to engage the independent auditor. For each fiscal year and until such time as different procedures are adopted, prior to the engagement of the auditor, the Audit Committee will pre-approve the auditor and the services to be provided by the auditor.

Candace Chapman, Chair

Panos J. Kanes

Edward J. Rutkowski

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND OTHER FEES

Fiscal 20081

  Moore Stephens Frost, PLC served as the auditors for the Company for the fiscal year ended March 29, 2008. The aggregate fees billed for audit and quarterly reviews were $191,550. Audit-related fees billed were $19,000. Fees for tax compliance services including assistance with filing returns were $29,800.  Moore Stephens Frost, PLC did not review the Company’s employee benefit plans in fiscal 2008. Moore Stephens Frost, PLC did not provide any other services than those described above to the Company during fiscal 2008.

Fiscal 2007

  Moore Stephens Frost, PLC served as the auditors for the Company for the fiscal year ended March 31, 2007. The aggregate fees billed for audit and quarterly reviews were $206,809. Audit-related fees billed were $22,000. Moore Stephens Frost, PLC did not review the Company’s employee benefit plans in fiscal 2007. Moore Stephens Frost, PLC did not provide any tax services or other services than those described above to the Company during fiscal 2007.

1 The amounts for Fiscal 2008 are estimates.

PERFORMANCE GRAPH

  The following graph presents a comparison of five year cumulative total shareholder returns among Cagle’s, Inc., the S&P 500 Index and a Peer Group Index. This information provides the annual return from the beginning of the previous fiscal year assuming dividends are reinvested monthly. The graph assumes an initial investment of $100 in March 2003. The Peer Group Index consists of the following companies: Pilgrim’s Pride Corporation, Sanderson Farms, Inc., and Tyson Foods, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

$350
$300
$250
$200
$150
$100
$50
$0
3/03
3/04
3/05
3/06
3/07
3/08
Cagle's, Inc.
S&P 500
Peer Group

March 31, 2003 = $100.00

	Base Year	March	March	March	March	March
Company/Index	2003	2004	2005	2006	2007	2008

CAGLE'S, INC.	100	160.81	170.06	129.02	137.52	113.68
S&P 500	100	135.12	144.16	161.07	180.13	170.98
PEER GROUP	100	246.48	273.22	199.53	294.83	232.93

MATERIAL INTERESTS AND MATERIAL TRANSACTIONS

  Certain directors or nominees for director are affiliated with entities that have transacted a material amount of business with the Company during the Company’s last fiscal year or that propose to do so during the Company’s current fiscal year. These business relationships are as follows:

  The firm of Byrne, Davis & Hicks, P.C. in which G. Bland Byrne III, a director of the Company, is a principal, received $259,627.45 during the last fiscal year of the Company as fees for legal services rendered to the Company and its subsidiaries.

  The Company has not adopted any written policies with respect to transactions involving the Company in which a director or officer or immediate family member may have a direct or indirect material interest.  Ordinarily, management would be aware of such relationships ahead of time and take steps to insure that the transaction is handled on an arms length basis.  Such transactions are reported annually in writing in response to a questionnaire process, and reviewed as management or the Board or the Audit Committee deems appropriate.

  The Company is a Controlled Company as set forth in the American Stock Exchange’s listing requirements. The Company is a Controlled Company because, as shown in the preceding table listing beneficial owners of more than 5% of the Company’s shares, the group consisting of J. Douglas Cagle, George Douglas Cagle, James David Cagle, and Cagle Family Holdings, LLC (of which J. Douglas Cagle, George Douglas Cagle, and James David Cagle share the voting power to dispose of the shares controlled by the LLC) control in the aggregate greater than 50% of the Company’s shares. The Board of Directors of the Company does not have a standing compensation committee. The entire Board determines the compensation of the Chief Executive Officer, and the Chief Executive Officer determines the compensation of the remaining executive officers of the Company and its wholly owned subsidiary. The following members of the Board of Directors were also executive officers of the Company and its subsidiary during the last fiscal year: J. Douglas Cagle, Mark M. Ham IV, George Douglas Cagle and James David Cagle.

  Two irrevocable trusts hold cash value life insurance policies on the lives of J. Douglas Cagle and his wife, the aggregate face value of which is $17,500,000. The Company is a party to a split dollar agreement with each trust pursuant to which the Company has agreed to make all premium payments on the policies which are not paid by the trusts until the death of both J. Douglas Cagle and his wife or, if earlier, the termination of the agreements by the trusts, at which time the trusts shall repay to the Company all amounts paid by the Company on such policies. There were no premiums paid by the Company on these policies during the last fiscal year.

SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by the Company. In addition to solicitation of shareholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company will reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of stock.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Audit Committee of The Board of Directors has selected and pre-approved Moore Stephens Frost, PLC to serve as independent accountants of the Company for the current fiscal year. Representatives from Moore Stephens Frost, PLC are not expected to be present at the annual shareholders’ meeting, and so will not have an opportunity to make a statement, but appropriate questions will be forwarded to them and they will be available to respond in writing after the meeting.

PROPOSALS OF SECURITY HOLDERS FOR 2009 ANNUAL MEETINGOF SECURITY HOLDERS FOR 2009 ANNUAL MEETING

  The deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement and form of proxy for presentation at the 2009 Annual Meeting of Shareholders is February 13, 2009. Any other shareholder proposals must be received by May 1, 2009 to be deemed timely.   The form of proxy confers discretionary authority to vote on any proposals received after that date.

SECURITY HOLDER COMMUNICATIONS TO BOARD OF DIRECTORS

  The Audit Committee of the Board of Directors has established a process whereby holders of the Company’s stock may send communications to the Board of Directors. The Company has established a post office box with the following address for receipt of shareholder communications:

P. O. Box 14938

Atlanta, GA 30324

  Once a communication directed to the Board is received, it will be reviewed by the Company’s Audit Committee to determine whether the matter is appropriate for consideration by the entire Board.

OTHER MATTERS

  Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

  Whether or not you expect to be present at the meeting in person, please sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS HEREBY SOLICITED, ON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE COMPANY’S MOST RECENT FISCAL YEAR. REQUESTS SHOULD BE ADDRESSED TO MR. GEORGE L. PITTS, SECRETARY, CAGLE’S, INC., POST OFFICE BOX 4664, ATLANTA, GEORGIA 30302. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MAY 23, 2008, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF THE COMMON STOCK ON THAT DATE.

By order of the Board of Directors.

George L. Pitts, Secretary

Atlanta, Georgia

June 11, 2008

APPENDIX “A”

CAGLE’S, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

  The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary purpose is to monitor the integrity of the Company’s financial reporting process, including the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Committee will monitor the independence and the performance of the Company’s independent auditors.

AUTHORITY

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement.)

MEMBERSHIP

  The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit committee policy of the American Stock Exchange.

RESPONSIBILITIES

  The Committee’s job is one of oversight. In discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

  The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. This list shall not be construed as being an all encompassing listing of the Committee’s duties. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances:

1.

The Committee shall review with management and the outside Company’s auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Reports to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61. The management review shall include consultation with the Company’s counsel relative to legal matters that could have a significant impact on the Company’s financial statement;

2.

The outside auditors shall be instructed to contact the Committee chair whenever they feel the need to discuss specific issues relating to the Company’s quarterly financial report. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61, whenever the outside auditors contact the Committee chair. Such review shall occur prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

3.

The Committee shall discuss with Management and the outside auditors the quality and adequacy of the Company’s internal controls;

4.

The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No.1;

5.

The Committee shall discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

6.

The Committee shall recommend that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

  The Committee shall review the adequacy of this Charter on an annual basis.

Proxy — Cagle's, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Douglas Cagle and Mark M. Ham IV or either of them as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Cagle's, Inc., held of record by the undersigned on May 23, 2008, at the annual meeting of shareholders to be held on July 11, 2008, or any adjournment thereof. **If not otherwise specified shares will be voted in accordance with the recommendations of the Board of Directors.**

(Continued, and to be marked, dated and signed, on the other side.)

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and AGAINST Proposal 3.

1. Management Proposal — Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - G. Bland Byrne III	☐	☐	02 - George Douglas Cagle	☐	☐	03 - James David Cagle	☐	☐
04 - J. Douglas Cagle	☐	☐	05 - Candace Chapman	☐	☐	06 - Mark M. Ham IV	☐	☐
07 - Panos J. Kanes	☐	☐	08 - Edward J. Rutkowski	☐	☐			

Proposal	For	Against	Abstain
2. Management Proposal regarding the ratification of the appointment of Moore Stephens Frost PLC as independent accountants for the fiscal year ending March 28, 2009.	☐	☐	☐
3. Shareholder Proposal regarding controlled-atmosphere killing.	☐	☐	☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X C G L 1

001CD40033 00X4HB

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